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                                                                      EXHIBIT 10



                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                         BAY VIEW CAPITAL CORPORATION

                          2001 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

                          MEMORANDUM TO PARTICIPANTS

                                 ____________

     This Memorandum relates to the shares of Common Stock, $.01 par value (the "Common Stock"), of Bay View Capital Corporation (the "Company") that are being offered to non-employee directors of the Company pursuant to nonqualified stock options granted from time to time under the Company's 2001 Non-Employee Director Stock Option Plan (the "Plan"). Persons who receive nonqualified stock options under the Plan are sometimes referred to in this Memorandum as "Participants."

     This Memorandum may be updated from time to time in the future by furnishing to Participants supplemental material containing new or additional information. It is recommended that this Memorandum be retained for future reference.


              The date of this Memorandum is September 27, 2001.
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                               TABLE OF CONTENTS

INTRODUCTION.............................................................  1

DESCRIPTION OF THE PLAN..................................................  1

   General...............................................................  1

   Eligibility...........................................................  1

   Administration........................................................  2

   Options...............................................................  2

   Amendment and Termination.............................................  4

   Resale Restrictions...................................................  4

FEDERAL INCOME TAX CONSEQUENCES..........................................  6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND REQUESTS
   FOR COPIES OF CERTAIN DOCUMENTS.......................................  7

                                      (i)
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                                 INTRODUCTION

     This Memorandum describes the terms and conditions upon which non-employee directors of the Company may participate in the Plan. The purpose of the Plan is to provide a means whereby the Company may, through the grant to Non-Employee Directors (as defined below) of non-qualified stock options to acquire shares of Common Stock, attract and retain capable independent directors and motivate such independent directors to promote the best interests of the Company and its subsidiaries. The Plan was approved by the Board of Directors of the Company on April 26, 2001 and by the stockholders of the Company on June 28, 2001.

     This Memorandum contains a summary of certain provisions of the Plan, and statements made as to the contents of the Plan are not necessarily complete. Reference is made to the Plan for a more complete description of the terms and provisions of the Plan, and each statement contained in this Memorandum is qualified in its entirety by such reference. Copies of the Plan may be obtained by Participants without charge upon written request addressed to: Carolyn Williams-Goldman, Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404.

     The Company's principal executive offices are located at 1840 Gateway Drive, San Mateo, California 94404; telephone: (650) 312-7200.


                            DESCRIPTION OF THE PLAN

General

     The Plan provides for the grant of nonqualified stock options ("Options") to non-employee directors of the Company. The term "nonqualified stock options" means options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The total number of shares of Common Stock for which stock options may be granted under the Plan may not exceed 500,000 shares.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Eligibility

     Directors eligible to receive Options under the Plan ("Non-Employee Directors") are those directors of the Company who (i) are not employees of the Company or any subsidiary of the Company and (ii) have not been employees of the Company or any subsidiary of the Company during the immediately preceding 12-month period.

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Administration

     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors (the "Board"), and is currently administered by the Compensation and Benefits Committee of the Board. The Committee must be comprised solely of two or more members of the Board, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The members of the Committee serve at the pleasure of the Board.

     The Committee is authorized to: (i) interpret the Plan; (ii) correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted and (iii) establish rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan.

     The current members of the Committee are Paula R. Collins, Robert M. Greber, John R. McKean and Angelo J. Siracusa, none of whom beneficially owns more than 5% of the Company's outstanding Common Stock. Members of the Committee will therefore make decisions regarding the administration of the Plan, under which Options may be granted to members of the Committee. Other material relationships between members of the Board, on the one hand, and the Participants, the Company and its affiliates, on the other hand, are described in the Company's most recent proxy statement for its most recent annual meeting of stockholders, which proxy statement is incorporated by reference into this Memorandum. See "Incorporation of Certain Documents by Reference and Requests for Copies of Certain Documents." The address and telephone number of the Committee is Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404; telephone: (650) 312-7200.

Options

     The following Options were automatically granted as of June 28, 2001 (the "Effective Date"): (i) an Option to acquire 50,000 shares of Common Stock to each person who was a Non-Employee Director as of March 31, 2001 and as of the close of business on the Effective Date and (ii) an Option to acquire 150,000 shares of Common Stock to each person who became a Non-Employee Director after March 31, 2001 and prior to the close of business on the Effective Date. Options to acquire 50,000 shares of Common Stock will be automatically granted to each person who becomes a Non-Employee Director subsequent to the Effective Date, whether by reason of his or her subsequent election by stockholders or appointment by the Board to be a director, or, if applicable, the expiration of the 12-month period specified in the Eligibility section of this Memorandum with respect to a present or future director who had previously been an employee of the Company or any subsidiary; provided that if a Non-Employee Director who previously received a grant of an Option under the Plan terminates service as a director and is subsequently elected or appointed to the Board again, such director will not be eligible to receive any additional

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initial grant of Options under the Plan. In addition, on the second regularly scheduled meeting of the Company's Board of Directors in each year following 2001, each Non-Employee Director will automatically be granted an Option to acquire 5,000 shares of Common Stock.

     Options will be evidenced by written agreements in such form not inconsistent with the Plan as the Board approves from time to time. Each agreement will contain such provisions as the Committee deems advisable.

     Options are exercisable commencing six months after the date of grant. The exercise price per share under each Option granted under the Plan is $4.59 for Options granted on or prior to June 28, 2001 and thereafter the greater of 100% of the closing price of the Company's Common Stock as reported by The New York Stock Exchange (the "NYSE") or the par value thereof on the date such Option is granted.

     An outstanding Option that has become exercisable generally terminates on the earlier of: (i) ten years from the date of grant of the Option (the "Expiration Date"), (ii) one year after termination of a Non-Employee Director's service as a director due to death or disability and (iii) three months after termination of a Non-Employee Director's service as a director for any reason other than death or disability. Notwithstanding the foregoing, an outstanding Option of a Non-Employee Director who retires after having reached the age of 55 and after having served as a director of the Company for at least five years terminates on the earlier of: (i) the Expiration Date or (ii) three years after termination of such Non-Employee Director's service as a director due to such retirement.

     Except as provided in the following sentence, no Option granted under the Plan may be assigned or transferred by any Non-Employee Director other than by will or by the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of an Option to be issued on terms that permit transfer by the Non-Employee Director to (i) the spouse, children or grandchildren of the Non-Employee Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or
(iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer,
(y) the Option Agreement pursuant to which such Option is granted must be approved by the Committee and expressly provide for transferability restrictions applicable to a Non-Employee Director and (z) subsequent transfers of the Option are prohibited other than by will or the laws of descent and distribution. A transferred Option continues to be subject to the same terms and conditions as were applicable immediately prior to transfer.

     Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in full in cash or its equivalent of the aggregate price for such shares.

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Amendment and Termination

     No Options may be granted under the Plan after April 26, 2011. However, the Plan will continue in effect until all outstanding Options have expired or are terminated in accordance with the Plan. The Board may terminate the Plan at any time. The Board may also modify or amend the Plan in such respect as it deems advisable, provided, however, that the Board may not without stockholder approval (a) increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, except for permitted adjustments, (b) change the class of persons eligible to receive Options, (c) change the provisions of the Plan regarding the Option price, (d) extend the period during which Options may be granted, (e) extend the maximum period after the date of grant during which Options may be exercised or (f) change the provision in the Plan as to the qualification for membership on the Committee. Finally, the Board may, at any time and from time to time, suspend or discontinue the Plan. No termination, amendment, suspension or discontinuance of the Plan may, without the consent of a person to whom an Option has been granted, adversely affect the rights of such person under such Option.

     Appropriate adjustments to outstanding Options and to the number or kind of shares subject to the Plan are provided for in the event of a stock dividend, stock split, share combination or similar change in the capitalization of the Company.

     In the event of a proposed dissolution, liquidation or sale of a substantial portion of the assets of the Company, or of a merger, consolidation, share exchange, exchange of shares or other transaction in which holders of shares of the Company's Common Stock are to receive cash, securities or other property, the Committee, in its unlimited discretion, has the power prior to such event: (a) to terminate all outstanding Options upon at least seven days' prior notice to each Non-Employee Director and, if the Committee deems it appropriate, to cause the Company to pay to each Non-Employee Director an amount in cash with respect to each share of Common Stock to which a terminated Option pertains equal to the difference between the Option exercise price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the Option exercise price and number of shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Non-Employee Directors in partial consideration for such exchange.

Resale Restrictions

     The Company's Common Stock is registered under the Exchange Act and is listed for trading on the NYSE, and the shares of Common Stock received upon exercise of

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Options will be registered under the Securities Act of 1933 (the "Securities
Act"). Directors and officers of the Company are subject to various reporting requirements and trading restrictions under the federal securities laws.

     Participants must report the receipt and exercise of an Option and the sale of shares of Common Stock acquired upon exercise of an Option pursuant to
Section 16(a) of the Exchange Act. Participants will also be subject to liability under Section 16(b) of the Exchange Act for "short swing profits" arising from the purchase and sale, or sale and purchase, of any equity security of the Company that occur during the same six-month period.

     The grant and the exercise of Options is considered to be a purchase of securities for purposes of Section 16(b); however, because of the manner in which the Plan has been structured and implemented, the transaction will be exempt from the liability provisions of Section 16(b) and will not be matched against any sale of shares of Common Stock of the Company that occurs within the same six-month period. The sale of shares of Common Stock acquired upon exercise of an Option, however, constitutes a sale of securities and must always be considered from a Section 16(b) perspective.

     As noted above, the sale of the shares of Common Stock acquired upon exercise of an Option will not be an exempt transaction for Section 16(b) purposes. Therefore, a director may not sell shares of Common Stock purchased upon exercise of an Option immediately upon exercise without incurring liability under Section 16(b) if another non-exempt purchase of the Company's Common Stock by the director occurs within six months before or after the sale.

     Shares of Common Stock that are received upon the exercise of Options will be registered under the Securities Act and may be sold without registration by Participants who are not affiliates of the Company. Affiliates of the Company may sell their shares of Common Stock publicly by complying with the requirements of Rule 144 under the Securities Act or, in the alternative, by means of a separate registration statement under the Securities Act that registers the sale of the shares of Common Stock by the affiliate.

     The following conditions must be satisfied to sell shares of Common Stock under Rule 144: (i) the amount of shares of Common Stock that may be sold in any three-month period is limited to the greater of (a) 1% of the total number of shares of outstanding Common Stock or (b) the average weekly trading volume for the Common Stock on the NYSE during the four calendar weeks preceding the date on which the Form 144 report referred to below is transmitted for filing; (ii) the sale must be effected through a broker who complies with the manner of sale requirements under Rule 144 or directly with a dealer that makes a market in the Common Stock and (iii) a notice on Form 144 must be transmitted for filing with the Securities and Exchange Commission (the "Commission") and the NYSE concurrently with either the placing of an order to execute a sale with a

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broker or the execution of the sale directly with a dealer who makes a market in the Common Stock.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Plan is not a qualified plan under Section 401(a) of the Code. Based on the advice of counsel, the Company believes that the normal operation of the Plan should generally have under the Code and the regulations thereunder, all as in effect on the date of this Memorandum, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this Memorandum. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences. This description may differ from the actual tax consequences of participation in the Plan.

     The Options, when granted, will be nonqualified stock options. The principal federal income tax consequences to each Participant and to the Company should generally be as follows:

     . No income is recognized by a Participant nor is a tax deduction permitted to the Company when nonqualified stock options are granted by the Company.

     . Upon exercise of nonqualified stock options, a Participant is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares acquired as of the date of exercise. Such income is self-employment income subject to self-employment taxes.

     . The Participant's basis in the shares acquired upon exercise of nonqualified stock options will be the fair market value of the shares acquired on the date of exercise. The Participant's holding period for those shares will begin on the day after the date on which the Participant recognizes income with respect to the issuance of those shares, i.e., generally the day after the exercise date.

     . When the Participant disposes of his or her shares that were the subject of an Option, he or she will recognize capital gain or loss under the Code rules that govern stock dispositions, assuming that the shares are held as a capital asset. Any net capital gain (i.e., the excess of net long-term capital gains for the taxable year over net short-term capital losses for that taxable year) will be taxed at a capital gains rate that depends on how long the shares were held and the Participant's tax bracket. Any net capital loss can only be used to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year.

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     .  The Company will generally be entitled to a deduction (at the same time as the Participant recognizes income) in an amount equal to the Participant's ordinary income as described above, subject to the rules of Section 83 of the Code and the regulations thereunder.

     . The Company will recognize no gain or loss upon the issuance of shares under the Plan.

     The foregoing discussion is only a summary of certain of the federal income tax consequences relating to the Plan as in effect on the date of this Memorandum. No consideration has been given to the effects of federal estate, state, local and other laws (tax or other) upon the Plan or upon the Participants or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 AND REQUESTS FOR COPIES OF CERTAIN DOCUMENTS

     The following are incorporated herein by reference:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains, either directly or through incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Common Stock set forth in the Company's Form 8-A Registration Statement filed by the Company with the Commission under the Act on March 9, 1999.

     In addition, all reports, and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Memorandum to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or

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superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Memorandum.

     The Company will furnish without charge to each person to whom this Memorandum is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (other than certain exhibits to such documents). The Company will also furnish without charge to directors of the Company who participate in the Plan, on written or oral request, a copy of its most recent Annual Report to Stockholders, all other reports, proxy statements and other communications distributed to the Company's stockholders generally and other documents required to be delivered to such persons pursuant to Rule 428(b) under the Securities Act. Additional copies may be obtained by such persons, without charge, on written or oral request. Requests should be directed to: Carolyn Williams-Goldman, Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404; telephone: (650) 312-7200.

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